Exhibit 5.1
6225 Smith Avenue
Baltimore, Maryland 21209-3600
main 410.580.3000 fax 410.580.3001
September 6, 2005
Visual Networks, Inc.
2092 Gaither Road
Rockville, Maryland 20850
Re: Registration Statement on Form S-3
Ladies and Gentlemen:
     We have acted as counsel to Visual Networks, Inc., a Delaware corporation (the “Company”), in the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-3 (the “Registration Statement”) relating to 6,896,552 shares (the “Issuable Shares”) of the Company’s common stock, par value $.01 per share (the “Common Stock”), issuable upon conversion of the Company’s 5% senior secured convertible notes (the “Notes”), which Notes were issued pursuant to that certain Purchase Agreement dated as of August 5, 2005 among the Company and the investors named therein (the “Purchase Agreement”). All of the Issuable Shares will be offered and sold from time to time by certain stockholders of the Company and not by the Company. This opinion is being provided at your request in connection with the filing of the Registration Statement.
     In such capacity, we have reviewed the following documents:
     (a) The Certificate of Incorporation of the Company, as amended (the “Charter”), certified by the Secretary of State of the State of Delaware;
     (b) The By-Laws, as amended, of the Company, as certified by an officer of the Company;
     (c) The Registration Statement;
     (d) The Purchase Agreement;
     (e) The Notes;
     (f) Certified resolutions of the Board of Directors of the Company and committees thereof relating to the authorization and issuance of Notes and, upon conversion of the Notes, the Issuable Shares;

Visual Networks, Inc.
September 6, 2005

     (g) A good standing certificate for the Company, dated a recent date, issued by the Secretary of State of the State of Delaware;
     (h) An Officer’s Certificate (the “Certificate”) of the Company, dated the date hereof, as to certain factual matters; and
     (i) Such other documents as we have considered necessary to the rendering of the opinions expressed below.
     In our examination of the aforesaid documents, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the aforesaid documents, the authenticity of all documents submitted to us as originals, the conformity with originals of all documents submitted to us as copies (and the authenticity of the originals of such copies), and that all public records reviewed are accurate and complete. In making our examination of documents executed by parties other than the Company, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder, and we have also assumed the due authorization by all requisite action, corporate or other, and the valid execution and delivery by such parties of such documents and the validity, binding effect and enforceability thereof with respect to such parties. As to any facts material to this opinion, we have relied solely upon the Certificate.
     Based upon the foregoing, subject to the additional assumptions, qualifications, and limitations below, having regard for such legal considerations as we deem relevant, and limited in all respects to applicable Delaware law, we are of the opinion and advise you that the Issuable Shares have been duly authorized and, when issued and delivered upon conversion of the Notes in accordance with the terms thereof, will be validly issued, fully paid and non-assessable.
     In addition to the qualifications set forth above, the foregoing opinion is further qualified as follows:
     (a) This opinion concerns only the effect of the corporate laws of the State of Delaware as currently in effect. We assume no obligation to supplement this opinion if any applicable laws change after the date hereof or if any facts or circumstances come to our attention after the date hereof that might change this opinion.
     (b) We express no opinion as to compliance with the securities (or “blue sky”) laws of any jurisdiction.
     (c) Prior to the issuance of any Issuable Shares, we assume that the Company will have available for issuance, under the Charter, the requisite number of authorized but unissued shares of Common Stock.

Visual Networks, Inc.
September 6, 2005

     We hereby consent to (i) the reference to this firm under the caption “Legal Matters” in the Prospectus forming a part of the Registration Statement, and (ii) the filing of this opinion as an exhibit to the Registration Statement. In giving our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ DLA Piper Rudnick Gray Cary US LLP